Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated April 17, 2018 with respect to the audited consolidated balance sheet of New Age Beverages Corporation and its subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended.

/s/ Accell Audit & Compliance, P.A.
Tampa, Florida
November 9, 2018

4806 West Gandy Boulevard ● Tampa, Florida 33611 ● 813.440.6380